PRICEWATERHOUSECOOPERS
--------------------------------------------------------------------------------
                                              | PRICEWATERHOUSECOOPERS SA
                                              | Avenue Giuseppe-Motta 50
                                              | Case postale 2895
                                              | 1211 Geneve 2
                                              | Telephone +41 22 748 51 11
                                              | Fax +41 22 748 51 15




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 31, 2005 relating to the consolidated financial statements and financial statement schedule of Serono S.A., which appear in Serono S.A.'s Annual Report on Form 20-F for the year ended December 31, 2004.



PricewaterhouseCoopers S.A.

/s/ M. Aked     /s/ H-J. Hofer

M. Aked       H-J. Hofer
Geneva, March 16, 2005


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